INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-21704, No. 33-24096, No. 33-37300, No. 33-65104, No. 33-56717, and No.
333-42903 of McClatchy Newspapers, Inc. on Form S-8 and in Registration Statement No. 333-46501 of MNI Newco, Inc. on Form S-4 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of The McClatchy Company for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Sacramento, California
March 30, 1998